AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT



                  This Amendment No. 2 to Securities Purchase Agreement dated as of May 14, 2002 shall serve to amend the Securities Purchase Agreement dated as of January 24, 2002, as amended by Amendment No. 1 to Securities Purchase Agreement dated as of April 8, 2002 (as amended, the "Agreement"), by and among Insynq, Inc., a Delaware corporation with its headquarters located at 1127 Broadway Plaza, Suite 10, Tacoma, Washington 98402, and each of the purchasers set forth in the Agreement (collectively, the "Buyers"). Capitalized terms used herein shall have the meanings set forth in the Agreement.

1. The undersigned parties hereby agree that, to the extent that the Agreement, or any of the documents executed contemporaneously with, and as part of the same transaction contemplated by, the Agreement, including but not limited to the Registration Rights Agreement, the Debentures and the Warrants (collectively with the Agreement, the "Transaction Documents"), contain any provisions which provide the Buyers with the option of being paid any amounts on account of interest or penalties in cash or in shares of Common Stock, the Buyers hereby elect to be paid, and the Company agrees to pay to Buyers, such amounts in cash.

2. All other provisions of the Transaction Documents shall remain in full force and effect.



                            [Signature Page Follows]



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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.


                                            INSYNQ, INC.


By:/s/ John P. Gorst
--------------------
John Gorst
Chief Executive Officer

AJW PARTNERS, LLC
By: SMS Group, LLC


By:/s/ Corey S. Ribotsky
------------------------
Corey S. Ribotsky
Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By: First Street Manager II, LLC


By:/s/ Corey S. Ribotsky
------------------------
Corey S. Ribotsky
Manager

AJW/NEW MILLENNIUM
OFFSHORE, LTD.
By: First Street Manager II, LLC


By:/s/ Corey S. Ribotsky
------------------------
Corey S. Ribotsky
Manager

PEGASUS CAPITAL PARTNERS, LLC
By: Pegasus Manager, LLC


By:/s/ Corey S. Ribotsky
------------------------
Corey S. Ribotsky
Manager